CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" for Liberty Tax-Managed Aggressive Growth Fund and Liberty Tax-Managed Growth Fund II (two of the series comprising Liberty Funds Trust I) in the Liberty Tax-Managed Funds Class A, B and C Shares Prospectus, Liberty Tax-Managed Aggressive Growth Fund Class Z Shares Prospectus and Liberty Tax-Managed Growth Fund II Class Z Shares Prospectus and "Independent Auditors of the Fund", "Independent Accountants/Auditors", and "Financial Statements" in the Liberty Funds Trust I Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 71 to the Registration Statement (Form N-1A, No. 2-41251) of our report dated December 12, 2002 on the financial statements and financial highlights of Liberty Tax-Managed Aggressive Growth Fund and Liberty Tax-Managed Growth Fund II included in the Annual Report dated October 31, 2002.



ERNST & YOUNG LLP


Boston, Massachusetts
February 24, 2003